Exhibit (a)(1)(D)

Offer to Purchase for Cash

All Outstanding Shares of Common Stock

of

SYNACOR, INC.

at

$2.20 Net Per Share of Common Stock

Pursuant to the Offer to Purchase, dated as of March 3, 2021 by

SY MERGER SUB CORPORATION

an indirect wholly-owned subsidiary of

CLP SY HOLDING, LLC

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT,

NEW YORK CITY TIME, ON MARCH 30, 2021, UNLESS THE OFFER IS EXTENDED OR EARLIER

TERMINATED (SUCH DATE AND TIME, AS IT MAY BE EXTENDED, THE “EXPIRATION DATE”).

March 3, 2021

To Our Clients:

Enclosed for your consideration are the Offer to Purchase, dated as of March 3, 2021 (as it may be amended, supplemented or otherwise modified from time to time, the “Offer to Purchase”), and the related Letter of Transmittal (as it may be amended, supplemented or otherwise modified from time to time, the “Letter of Transmittal,” which, together with the Offer to Purchase, constitute the “Offer”) in connection with the offer by SY Merger Sub Corporation, a Delaware corporation (“Purchaser”) and an indirect wholly-owned subsidiary of CLP SY Holding, LLC, a Delaware limited liability company (“Parent”), to purchase all outstanding shares of common stock, par value $0.01 per share (the “Shares”), of Synacor, Inc., a Delaware corporation (“Synacor”), at a purchase price of $2.20 per Share (the “Offer Price”), net to the seller in cash, without interest thereon and less any applicable withholding of taxes required by applicable law, upon the terms and subject to the conditions of the Offer.

Also enclosed is Synacor’s Solicitation/Recommendation Statement on Schedule 14D-9.

We or our nominees are the holder of record of Shares held by us for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal accompanying this letter is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.

We request instructions as to whether you wish us to tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer.

Please note carefully the following:

1.	The Offer Price for the Offer is $2.20 per Share, net to you in cash, without interest thereon and less any applicable withholding taxes.

2.	The Offer is being made for all outstanding Shares.

3.

The Offer is being made in connection with the Agreement and Plan of Merger, dated as of February 10, 2021 (as it may be amended, supplemented or otherwise modified from time to time in accordance with its terms, the “Merger Agreement”), by and among Parent, Purchaser and Synacor, pursuant to which, after the completion of the Offer and the satisfaction or waiver of the conditions set forth therein, Purchaser will be merged with and into Synacor as soon as practicable following the acceptance for payment of Shares in the Offer, without a vote of the stockholders of Synacor, in accordance with Section 251(h) of the General Corporation Law of the State of Delaware, as amended (the “DGCL”), and Synacor will be the surviving corporation and an indirect wholly-owned subsidiary of Parent (the “Merger”).

4.

The board of directors of Synacor unanimously (i) determined that the Merger Agreement and the transactions contemplated thereby (the “Transactions”), including the Offer and the Merger, are fair to and in the best interests of Synacor and its stockholders, (ii) approved and declared it advisable for Synacor to enter into the Merger Agreement and the Transactions, (iii) resolved to recommend that Synacor’s stockholders accept the Offer and tender their Shares to Purchaser pursuant to the Offer, (iv) authorized and approved the execution, delivery and performance by Synacor of the Merger Agreement and the consummation of the Transactions, and (v) resolved that the Merger Agreement and the Merger be effected under Section 251(h) of the DGCL and that the Merger be effected as soon as practicable following the consummation of the Offer without a vote of Synacor’s stockholders.

5.	The Offer and withdrawal rights will expire at 12:00 midnight, New York City time, on March 30, 2021 (the “Expiration Date”), unless the Offer is extended by Purchaser or earlier terminated.

6.

The Offer is not subject to any financing condition. The Offer, and the obligation of Purchaser to accept for payment and pay for Shares tendered pursuant to the Offer, is conditioned on there being validly tendered (and not properly withdrawn) prior to the Expiration Date, that number of Shares that, together with the number of Shares (if any) then owned by Parent, equals at least a majority in voting power of the Shares then issued and outstanding (the “Minimum Condition”). For purposes of determining whether the Minimum Condition has been satisfied, Shares tendered in the Offer pursuant to the guaranteed delivery procedures that have not been “received” (as defined in Section 251(h)(6)(f) of the DGCL) prior to the Expiration Date are excluded. The Offer is also subject to other conditions as described in Section 14, entitled “Conditions of the Offer,” of the Offer to Purchase.

7.

Holders of record of Shares who tender directly to American Stock Transfer & Trust Company, LLC (the “Depositary”) will not be obligated to pay brokerage fees, commissions or similar expenses or, except as otherwise provided in Instruction 6 to the Letter of Transmittal, stock transfer taxes with respect to the purchase of the Shares by Purchaser pursuant to the Offer. See Section 16, entitled “Fees and Expenses,” of the Offer to Purchase.

If you wish to have us tender any or all of your Shares, then please so instruct us by completing, executing, detaching and returning to us the Instruction Form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize the tender of your Shares, then all such Shares will be tendered unless otherwise specified on the Instruction Form.

Your prompt action is requested. Your Instruction Form should be forwarded to us in ample time to permit us to submit the tender on your behalf before the Expiration Date.

Purchaser will pay for Shares tendered and accepted for payment pursuant to the Offer only upon timely receipt by the Depositary of (a) the certificates evidencing such Shares (the “Share Certificates”) or, if the Shares are held via a book entry at The Depository Trust Company (the “Book-Entry Transfer Facility”), confirmation (a “Book-Entry Confirmation”) of a book-entry transfer of such Shares into the Depositary’s account at the Book-Entry Transfer Facility pursuant to the procedures set forth in Section 3, entitled “Procedure for Tendering Shares,” in the Offer to Purchase, (b) the Letter of Transmittal, properly completed and duly executed, with any required signature guarantees or, in the case of a book-entry transfer at the Book-Entry Transfer Facility, an Agent’s Message in lieu of the Letter of Transmittal, and (c) any other documents required by the Letter of Transmittal. Accordingly, tendering stockholders may be paid at different times depending upon when Share Certificates, Letters of Transmittal or Book-Entry Confirmations with respect to Shares are actually received by the Depositary. UNDER NO CIRCUMSTANCES WILL INTEREST BE PAID ON THE PURCHASE PRICE OF THE SHARES, REGARDLESS OF ANY EXTENSION OF THE OFFER OR ANY DELAY IN MAKING PAYMENT.

The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Shares in any state in which the making of the Offer or the acceptance thereof would not be in compliance with the securities, “blue sky” or other laws of such state. In those states where applicable laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of Purchaser by one or more registered brokers or dealers licensed under the laws of such state to be designated by Purchaser.

INSTRUCTION FORM

With Respect to the Offer to Purchase for Cash

All Outstanding Shares of Common Stock

of

SYNACOR, INC.

at

$2.20 Net Per Share of Common Stock

Pursuant to the Offer to Purchase, dated as of March 3, 2021 by

SY MERGER SUB CORPORATION

an indirect wholly-owned subsidiary of

CLP SY HOLDING, LLC

The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated as of March 3, 2021 (as it may be amended, supplemented or otherwise modified from time to time, the “Offer to Purchase”), and the related Letter of Transmittal (as it may be amended, supplemented or otherwise modified from time to time, the “Letter of Transmittal,” which, together with the Offer to Purchase, constitute the “Offer”), in connection with the offer by SY Merger Sub Corporation, a Delaware corporation (“Purchaser”) and an indirect wholly-owned subsidiary of CLP SY Holding, LLC, a Delaware limited liability company, to purchase all outstanding shares of common stock, par value $0.01 per share (the “Shares”) of Synacor, Inc., a Delaware corporation (“Synacor”), at a purchase price of $2.20 per Share (the “Offer Price”), net to the seller in cash, without interest thereon and less any applicable withholding of taxes required by applicable law, upon the terms and subject to the conditions of the Offer.

The undersigned hereby instruct(s) you to tender to Purchaser the number of Shares indicated below or, if no number is indicated, all Shares held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer. The undersigned understands and acknowledges that all questions as to validity, form and eligibility of the surrender of any certificate representing Shares submitted on my behalf will be determined by Purchaser in its sole and absolute discretion and such determination shall be final and binding.

Account Number:

Number of Shares Being Tendered Hereby*:

The method of delivery of this document is at the election and risk of the tendering stockholder. If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery prior to the Expiration Date (as defined in the Offer to Purchase).

Dated:

Signature(s):

Name(s):

(Please Print)

Address:

(Include Zip Code)

Area Code and Telephone No.:

Tax Identification or Social Security No.:

* Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.